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                                AMENDMENT NO. 1
                                      TO
                  PPL SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     WHEREAS, PPL Services Corporation ("PPL") adopted the PPL Supplemental Executive Retirement Plan (the "Plan"), effective July 1, 2000, for certain of its employees; and

     WHEREAS, the Plan was amended and restated effective July 1, 2000; and

     WHEREAS, PPL desires to further amend the Plan;

     NOW, THEREFORE, the Plan is hereby amended as follows:

I. Effective July 1, 2000 the following sections of Articles 2 and 10 are amended to read:

2.   Definitions.

     (d)  "Board" means the Board of Directors of PPL Services Corporation.

10. Termination or Amendment. The Board may, in its sole discretion, terminate and amend this Plan from time to time provided, however, that the Plan may not be terminated or amended to the prejudice or detriment of any Participant during the three (3) year period immediately following a Change in Control (or, if later, thirty six (36) months from the consummation of the transaction giving rise to the Change in Control). Without limiting the generality of the foregoing, the proviso of the preceding sentence shall not, at any time or in any event, be amended or deleted. Subject to the foregoing, the Employee Benefit Plan Board may adopt any amendment that does not significantly affect the cost of the Plan or significantly alter the

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     benefit design or eligibility requirements of the Plan. Each amendment to the Plan will be binding on the Participating Company to which it applies. No termination or amendment shall (without Participant's consent) alter Participant's right to monthly payments which have commenced prior to the effective date of such termination or amendment. Prior to a Change in Control, the Board specifically reserves the right to terminate or amend this Plan to eliminate the right of any Participant to receive payment hereunder prior to the time when payments are in pay status under this Plan. Notwithstanding the foregoing, if PPL is liquidated, the EBPB shall cause the amounts due hereunder to be paid in one or more installments or upon such other terms and conditions and at such other time as the EBPB determines to be just and equitable, but in no event later than the time such amounts would otherwise have been paid.

II. Except as provided for in this Amendment No. 1, all other provisions of the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, this Amendment No. 1 is executed this ____ day of _________________________, 2000.

                                PPL SERVICES CORPORATION


                                By:_______________________________
                                   Charles P. Pinto
                                   Vice President-Human Resources

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